UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 14, 2011 (November 11, 2011)

CAPELLA HEALTHCARE, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-175188	20-2767829
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

501 Corporate Centre Drive, Suite 200 Franklin, Tennessee		37067
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (615) 764-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 – Financial Information

Item 2.02. Results of Operations and Financial Condition.

On November 11, 2011 Capella Healthcare, Inc. (the “Company”) issued a press release announcing its financial results for the third quarter ended September 30, 2011 (the “Press Release”). A copy of the Press Release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference in its entirety.

Item 7.01. Regulation FD Disclosure.

The line items “Other assets, net,” “Total assets,” “Other liabilities,” and “Total liabilities and stockholder’s deficit” from the Company’s Condensed Consolidated Balance Sheet as of September 30, 2011, which reflects the amounts $16.2 million, $776.1 million, $15.2 million and $776.1 million, respectively, in the Press Release, should be $20.1 million, $780.0 million, $19.1 million and $780.0 million, respectively. This correction will be reflected in the Company’s quarterly report on Form 10-Q for the quarter ended September 30, 2011 to be filed November 14, 2011.

Section 9 – Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits.

Exhibit 99.1         Press release issued on November 11, 2011 by Capella Healthcare, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Capella Healthcare, Inc.

By:	/s/ Denise W. Warren
Denise W. Warren
Senior Vice President, Chief Financial Officer and Treasurer

Date: November 14, 2011

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release issued on November 11, 2011 by Capella Healthcare, Inc.